Exhibit 99.2

Financial Highlights

UDR, Inc.
As of End of Third Quarter 2015 (1)
(Unaudited)

		Actual Results	Actual Results	Guidance as of September 30, 2015
Dollars in thousands, except per share		3Q 2015	YTD 2015	4Q 2015	Full-Year 2015
Per Share Metrics
FFO per common share and unit, diluted		$0.42	$1.25	$0.40 to $0.42	$1.65 to $1.67
FFO as Adjusted per common share and unit, diluted		$0.42	$1.24	$0.41 to $0.43	$1.65 to $1.67
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted		$0.37	$1.13	$0.36 to $0.38	$1.49 to $1.51
Dividend declared per share and unit		$0.2775	$0.8325	$0.2775	$1.11 (2)

Same-Store Operating Metrics
Revenue growth		5.9%	5.4%	--	5.25% to 5.50%
Expense growth		2.7%	2.3%	--	2.75% to 3.00%
NOI growth		7.3%	6.8%	--	6.25% to 6.75%
Physical Occupancy		96.6%	96.8%	--	96.5%

Property Metrics			Homes	Communities	% of Total NOI
Same-Store			34,774	119	74.5%
Stabilized, Non-Mature			1,847	6	6.2%
Redevelopment			328	1	1.6%
Development, completed			701	2	1.5%
Non-Residential / Other			N/A	N/A	3.1%
Held for disposition			1,755	8	2.7%
Joint Venture (includes completed JV developments) (3)			6,696	28	10.4%
Sub-total, completed homes			46,101	164	100%
Under Development			516	1	-
Joint Venture Development			1,173	4	-
Preferred Equity Investments			1,533	5	-
Total expected homes (3)(4)			49,323	174	100%

Balance Sheet Metrics (adjusted for non-recurring items)			Market Capitalization
	3Q 2015	3Q 2014		3Q 2015	% of Total
Interest Coverage Ratio	4.34x	3.50x	Total debt	$3,513,234	27.0%
Fixed Charge Coverage Ratio	4.22x	3.42x	Common stock equivalents (5)	9,483,523	73.0%
Leverage Ratio	36.7%	39.2%	Total market capitalization	$12,996,757	100.0%
Net Debt-to-EBITDA	6.0x	6.7x

(1) See Attachment 16 for definitions and other terms.
(2) Annualized for 2015.
(3) Joint venture NOI is based on UDR's pro rata share. Homes and communities at 100%.
(4) Excludes 218 homes at Steele Creek where we have a participating loan investment as described in Attachment 9(B).
(5) Based on a common share price of $34.48 at September 30, 2015.

Attachment 1

UDR, Inc.
Consolidated Statements of Operations (1)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2015	2014	2015	2014
REVENUES:
Rental income	$217,765	$203,587	$637,576	$598,898
Joint venture management and other fees (2)	3,653	3,165	19,457	9,599
Total revenues	221,418	206,752	657,033	608,497
OPERATING EXPENSES:
Property operating and maintenance	39,478	39,086	113,922	112,646
Real estate taxes and insurance	24,722	24,697	76,082	73,844
Property management	5,988	5,598	17,533	16,470
Other operating expenses	2,639	2,009	6,174	6,097
Real estate depreciation and amortization	90,568	89,339	269,689	266,748
Acquisition costs	410	164	693	266
General and administrative	15,414	11,390	41,004	35,812
Casualty-related (recoveries)/charges, net	541	—	2,380	500
Other depreciation and amortization	1,457	1,385	4,780	3,658
Total operating expenses	181,217	173,668	532,257	516,041
Operating income	40,201	33,084	124,776	92,456
Income/(loss) from unconsolidated entities (2)	2,691	(939)	61,277	(4,932)
Interest expense	(30,232)	(33,087)	(88,705)	(97,470)
Other debt (charges)/benefits, net	—	—	—	(192)
Total interest expense	(30,232)	(33,087)	(88,705)	(97,662)
Interest income and other income/(expense), net	402	9,061	1,144	11,902
Income/(loss) before income taxes, discontinued operations and gain/(loss) on sale of real estate	13,062	8,119	98,492	1,764
Tax benefit/(provision), net	633	2,492	2,462	8,011
Income/(loss) from continuing operations	13,695	10,611	100,954	9,775
Income/(loss) from discontinued operations, net of tax	—	79	—	10
Income/(loss) before gain/(loss) on sale of real estate owned	13,695	10,690	100,954	9,785
Gain/(loss) on sale of real estate owned, net of tax	—	31,302	79,042	82,305
Net income/(loss)	13,695	41,992	179,996	92,090
Net (income)/loss attributable to redeemable noncontrolling interests in the OP	(405)	(1,447)	(6,022)	(3,171)
Net (income)/loss attributable to noncontrolling interests	1	4	(6)	(2)
Net income/(loss) attributable to UDR, Inc.	13,291	40,549	173,968	88,917
Distributions to preferred stockholders - Series E (Convertible)	(930)	(931)	(2,792)	(2,793)
Net income/(loss) attributable to common stockholders	$12,361	$39,618	$171,176	$86,124

Income/(loss) per weighted average common share - basic:
Income/(loss) from continuing operations attributable to common stockholders	$0.05	$0.16	$0.66	$0.34
Income/(loss) from discontinued operations attributable to common stockholders	$0.00	$0.00	$0.00	$0.00
Net income/(loss) attributable to common stockholders	$0.05	$0.16	$0.66	$0.34
Income/(loss) per weighted average common share - diluted:
Income/(loss) from continuing operations attributable to common stockholders	$0.05	$0.16	$0.66	$0.34
Income/(loss) from discontinued operations attributable to common stockholders	$0.00	$0.00	$0.00	$0.00
Net income/(loss) attributable to common stockholders	$0.05	$0.16	$0.66	$0.34
Common distributions declared per share	$0.2775	$0.2600	$0.8325	$0.7800
Weighted average number of common shares outstanding - basic	259,114	251,655	257,940	250,701
Weighted average number of common shares outstanding - diluted	261,207	253,732	260,020	252,675

(1) See Attachment 16 for definitions and other terms.
(2) In January 2015, the eight communities held by the Texas joint venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale.

Attachment 2

UDR, Inc.
Funds From Operations (1)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2015	2014	2015	2014
Net income/(loss) attributable to common stockholders	$12,361	$39,618	$171,176	$86,124
Real estate depreciation and amortization, including discontinued operations	90,568	89,339	269,689	266,748
Noncontrolling interests	404	1,443	6,028	3,173
Real estate depreciation and amortization on unconsolidated joint ventures	9,396	10,398	29,263	29,926
Net (gain)/loss on the sale of unconsolidated depreciable property (2)	—	—	(59,073)	—
Net (gain)/loss on the sale of depreciable property, excluding TRS	—	(31,377)	(79,042)	(81,260)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$112,729	$109,421	$338,041	$304,711
Distributions to preferred stockholders - Series E (Convertible) (3)	930	931	2,792	2,793
FFO attributable to common stockholders and unitholders, diluted	$113,659	$110,352	$340,833	$307,504
FFO per common share and unit, basic	$0.42	$0.42	$1.27	$1.17
FFO per common share and unit, diluted	$0.42	$0.41	$1.25	$1.16
Weighted average number of common shares and OP Units outstanding - basic	268,175	260,844	267,057	259,975
Weighted average number of common shares, OP Units, and common stock
equivalents outstanding - diluted	273,297	265,957	272,170	264,985
Impact of adjustments to FFO:
Acquisition-related costs/(fees), including joint ventures (4)	$410	$76	$2,153	$178
Cost/(benefit) associated with debt extinguishment and other	—	—	—	192
Texas Joint Venture promote and disposition fee income (2)	—	—	(9,633)	—
Long-term incentive plan transition costs	791	—	2,653	—
(Gain)/loss on sale of land	—	—	—	(1,120)
Net gain on prepayment of note receivable	—	(8,411)	—	(8,411)
Casualty-related (recoveries)/charges, including joint ventures, net (5)	797	—	2,636	500
	$1,998	$(8,335)	$(2,191)	$(8,661)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$115,657	$102,017	$338,642	$298,843
FFO as Adjusted per common share and unit, diluted	$0.42	$0.38	$1.24	$1.13
Recurring capital expenditures	(13,694)	(12,280)	(31,048)	(29,977)
AFFO attributable to common stockholders and unitholders	$101,963	$89,737	$307,594	$268,866
AFFO per common share and unit, diluted	$0.37	$0.34	$1.13	$1.01

(1) See Attachment 16 for definitions and other terms.
(2) The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale of eight communities held by the Texas Joint Venture in 1Q15.

(3) Series E preferred shares are dilutive for purposes of calcluating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(4) Nine months ended September 30, 2015 acquisition-related costs include $1.5 million related to UDR's share of the West Coast Development joint venture's transaction expenses, which are recorded as income/(loss) from unconsolidated entities in Attachment 1.

(5) 3Q15 Casualty-related charges include $256 thousand related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entites in Attachment 1.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets
	September 30,	December 31,
In thousands, except share and per share amounts	2015	2014
ASSETS	(unaudited)	(audited)
Real estate owned:
Real estate held for investment	$8,162,463	$8,205,627
Less: accumulated depreciation	(2,557,490)	(2,434,772)
Real estate held for investment, net	5,604,973	5,770,855
Real estate under development
(net of accumulated depreciation of $0 and $0)	104,080	177,632
Real estate held for disposition
(net of accumulated depreciation of $90,014 and $0)	116,420	—
Total real estate owned, net of accumulated depreciation	5,825,473	5,948,487

Cash and cash equivalents	1,321	15,224
Restricted cash	23,722	22,340
Deferred financing costs, net	20,206	22,686
Notes receivable, net	15,494	14,369
Investment in and advances to unconsolidated joint ventures, net	921,925	718,226
Other assets	114,589	105,202
Total assets	$6,922,730	$6,846,534
LIABILITIES AND EQUITY
Liabilities:
Secured debt	$1,346,992	$1,361,529
Unsecured debt	2,166,242	2,221,576
Real estate taxes payable	32,326	15,978
Accrued interest payable	23,577	34,215
Security deposits and prepaid rent	33,879	34,064
Distributions payable	75,937	69,460
Accounts payable, accrued expenses, and other liabilities	56,401	91,282
Total liabilities	3,735,354	3,828,104
Redeemable noncontrolling interests in the OP	312,158	282,480
Equity:
Preferred stock, no par value; 50,000,000 shares authorized
2,796,903 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,803,812 shares at December 31, 2014)	46,457	46,571
Common stock, $0.01 par value; 350,000,000 shares authorized
262,015,237 shares issued and outstanding (255,114,603 shares at December 31, 2014)	2,620	2,551
Additional paid-in capital	4,449,555	4,223,747
Distributions in excess of net income	(1,610,086)	(1,528,917)
Accumulated other comprehensive income/(loss), net	(14,187)	(8,855)
Total stockholders' equity	2,874,359	2,735,097
Noncontrolling interests	859	853
Total equity	2,875,218	2,735,950
Total liabilities and equity	$6,922,730	$6,846,534

Attachment 4(A)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				September 30,	December 31,
Common Stock and Equivalents				2015	2014
Common shares (2)				260,825,337	254,114,631
Restricted shares				1,189,900	999,972
Total common stock				262,015,237	255,114,603
Stock options and restricted stock equivalents				947,565	1,052,147
Operating partnership units				7,301,628	7,413,802
Preferred OP units				1,751,671	1,751,671
Convertible preferred Series E stock (3)				3,028,068	3,035,548
Total common stock and equivalents				275,044,169	268,367,771

				3Q 2015 Weighted	3Q 2014 Weighted
Weighted Average Number of Shares Outstanding				Average	Average
Weighted average number of common shares and OP Units outstanding - basic				268,175,324	260,845,291
Weighted average number of OP Units outstanding				(9,061,359)	(9,189,987)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				259,113,965	251,655,304

Weighted average number of common shares, OP units, and common stock equivalents outstanding - diluted				273,297,571	265,957,136
Weighted average number of OP Units outstanding				(9,061,359)	(9,189,987)
Weight average number of Series E preferred shares outstanding				(3,029,206)	(3,035,548)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				261,207,006	253,731,601

				Year-to-Date	Year-to-Date
				Weighted Average	Weighted Average
Weighted average number of common shares and OP Units outstanding - basic				267,057,273	259,975,492
Weighted average number of OP Units outstanding				(9,116,777)	(9,274,401)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				257,940,496	250,701,091

Weighted average number of common shares, OP units, and common stock equivalents outstanding - diluted				272,170,517	264,985,065
Weighted average number of OP Units outstanding				(9,116,777)	(9,274,401)
Weight average number of Series E preferred shares outstanding				(3,033,411)	(3,035,548)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				260,020,329	252,675,116

		September 30,		December 31,
Market Capitalization, In thousands		2015	% of Total	2014	% of Total
Total debt		$3,513,234	27.0%	$3,583,105	30.2%
Common stock and equivalents ($34.48 at 9/30/15 and $30.82 at 12/31/14)		9,483,523	73.0%	8,271,095	69.8%
Total market capitalization		$12,996,757	100.0%	$11,854,200	100.0%

				Gross	% of
	Number of	3Q 2015 NOI (1)		Carrying Value	Total Gross
Asset Summary	Homes	($000s)	% of NOI	($000s)	Carrying Value
Unencumbered assets	26,812	$108,828	70.9%	$6,222,771	73.4%
Encumbered assets	12,593	44,737	29.1%	2,250,206	26.6%
	39,405	$153,565	100.0%	$8,472,977	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Includes the effect of the ATM issuance of 3.4 million and 3.4 million shares at an average price of $32.29 and $29.95 and a net price of $31.64 and $29.36 during the nine and twelve months ended September 30, 2015 and December 31, 2014. September 30, 2015 includes the effect of the $2.9 million shares issued at a net price of $35.00 per share during 3Q15.

(3) At September 30, 2015 and December 31, 2014, a total of 2,796,903 and 2,803,812 shares of the Series E were outstanding, which is equivalent to 3,028,068 and 3,035,548 shares of common stock if converted (after adjusting for the special dividend paid in 2008).

Attachment 4(B)

UDR, Inc.
Selected Financial Information
(Unaudited)
							Weighted	Weighted
							Average	Average Years
Debt Structure, In thousands				Balance		% of Total	Interest Rate	to Maturity
Secured	Fixed			$971,577	(1)	27.7%	5.3%	2.3
	Floating			375,415	(2)	10.7%	1.5%	5.0
	Combined			1,346,992		38.4%	4.2%	3.0

Unsecured	Fixed			2,021,242	(3)	57.5%	3.9%	5.7
	Floating			145,000		4.1%	1.2%	2.3
	Combined			2,166,242		61.6%	3.7%	5.5

Total Debt	Fixed			2,992,819		85.2%	4.4%	4.6
	Floating			520,415		14.8%	1.4%	4.3
	Combined			$3,513,234		100.0%	3.9%	4.5

Debt Maturities, In thousands
			Unsecured	Revolving				Weighted Average
	Secured Debt		Debt	Credit Facility		Balance	% of Total	Interest Rate
2015	$185,926		$—	$—		$185,926	5.3%	5.9%
2016	142,627	(4)	95,611	—		238,238	6.8%	5.1%
2017	278,218		—	110,000	(5) (6)	388,218	11.0%	3.3%
2018	207,969		648,856	—		856,825	24.4%	3.0%
2019	318,843		—	—		318,843	9.1%	4.4%
2020	90,000		299,960	—		389,960	11.1%	3.8%
2021	—		—	—		—	—	—
2022	—		397,746	—		397,746	11.3%	4.7%
2023	96,409		—	—		96,409	2.7%	2.1%
2024	—		314,732	—		314,732	9.0%	4.0%
Thereafter	27,000		299,337	—		326,337	9.3%	4.2%
	$1,346,992		$2,056,242	$110,000		$3,513,234	100.0%	3.9%

Debt Maturities With Extensions, In thousands
			Unsecured	Revolving				Weighted Average
	Secured Debt		Debt	Credit Facility		Balance	% of Total	Interest Rate
2015	$185,926		$—	$—		$185,926	5.3%	5.9%
2016	71,812		95,611	—		167,423	4.8%	4.8%
2017	349,033		—	—		349,033	9.9%	4.5%
2018	207,969		648,856	110,000	(5) (6)	966,825	27.5%	2.8%
2019	318,843		—	—		318,843	9.1%	4.4%
2020	90,000		299,960	—		389,960	11.1%	3.8%
2021	—		—	—		—	—	—
2022	—		397,746	—		397,746	11.3%	4.7%
2023	96,409		—	—		96,409	2.7%	2.1%
2024	—		314,732	—		314,732	9.0%	4.0%
Thereafter	27,000		299,337	—		326,337	9.3%	4.2%
	$1,346,992		$2,056,242	$110,000		$3,513,234	100.0%	3.9%

(1) Includes $50.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average rate of 4.0%.
(2) Includes $286.3 million of debt with a weighted average interest cap of 8.1% on the underlying index.
(3) Includes $315.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average rate of 1.6%.
(4) Includes $70.8 million of financing with a one year extension at UDR's option.
(5) UDR's $900 million line of credit has a maturity date of December 2017, plus a six-month extension option and contains an accordion feature that allows UDR to increase the facility up to $1.45 billion assuming lender participation. The credit facility carries an interest rate equal to LIBOR plus a spread of 100 basis points and a facility fee of 15 basis points.

(6) Subsequent to quarter end, the Company amended its unsecured revolving credit facility. The amendment increases the facility size from $900 million to $1.1 billion and extends the maturity date from December 2017 to January 2021, inclusive of a 1 year extension. Based on the Company’s current credit rating, the credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points and the facility fee remains at 15 basis points. In addition, the Company amended and consolidated its $350 million of term loans outstanding under the same facility. The loans were repriced to LIBOR plus 95 basis points and the maturity date was extended to January 2021 from June 2018.

Attachment 4(C)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
			Quarter Ended
Coverage Ratios			September 30, 2015
Net income/(loss) attributable to UDR, Inc.			$13,291
Adjustments (includes continuing and discontinued operations):
Interest expense			30,232
Real estate depreciation and amortization			90,568
Real estate depreciation and amortization on unconsolidated joint ventures			9,396
Other depreciation and amortization			1,457
Noncontrolling interests			404
Income tax expense/(benefit)			(633)
EBITDA			$144,715
Long-term incentive plan transition costs			791
Acquisition-related costs/(fees), including joint ventures			410
Casualty-related (recoveries)/charges, including joint ventures, net			797
EBITDA - adjusted for non-recurring items			$146,713

Annualized EBITDA - adjusted for non-recurring items			$586,852
Interest expense			$30,232
Capitalized interest expense			3,572
Total interest			$33,804
Preferred dividends			$930

Total debt			$3,513,234
Cash			1,321
Net debt			$3,511,913
Interest Coverage Ratio			4.28	x
Fixed Charge Coverage Ratio			4.17	x
Interest Coverage Ratio - adjusted for non-recurring items			4.34	x
Fixed Charge Coverage Ratio - adjusted for non-recurring items			4.22	x
Net Debt-to-EBITDA - adjusted for non-recurring items			6.0	x

Debt Covenant Overview

Unsecured Line of Credit Covenants (2)	Required	Actual	Compliance
Maximum Leverage Ratio	≤60.0%	36.3%	Yes
Minimum Fixed Charge Coverage Ratio	≥1.5	3.4	Yes
Maximum Secured Debt Ratio	≤40.0%	18.1%	Yes
Minimum Unencumbered Pool Leverage Ratio	≥150.0%	345.3%	Yes

Senior Unsecured Note Covenants (3)	Required	Actual	Compliance
Debt as a percentage of Total Assets	≤60.0%	36.8%	Yes
Consolidated Income Available for Debt Service to Annual Service Charge	≥1.5	3.9	Yes
Secured Debt as a percentage of Total Assets	≤40.0%	14.1%	Yes
Total Unencumbered Assets to Unsecured Debt	≥150.0%	292.6%	Yes

Securities Ratings	Debt	Preferred	Outlook
Moody's Investors Service	Baa1	Baa2	Stable
Standard & Poor's	BBB+	BB+	Stable

(1) See Attachment 16 for definitions and other terms.
(2) As defined in our credit agreement dated October 25, 2011 as amended June 6, 2013.
(3) As defined in our indenture dated November 1, 1995 as amended, supplemented or modified from time to time.

Attachment 5

UDR, Inc.
Operating Information (1)
(Unaudited)

	Total	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	Homes	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Revenues
Same-Store Communities	34,774	$180,672	$177,392	$173,583	$171,005	$170,627
Stabilized, Non-Mature Communities	1,847	16,239	15,692	15,119	14,259	11,789
Acquired Communities	—	—	—	—	—	—
Redevelopment Communities	328	3,274	3,125	3,073	3,106	3,025
Development Communities	701	4,508	1,978	1,097	522	19
Non-Residential / Other (2)	—	6,149	5,632	4,656	4,634	4,776
Total	37,650	$210,842	$203,819	$197,528	$193,526	$190,236
Expenses
Same-Store Communities		$52,916	$50,155	$50,740	$49,063	$51,535
Stabilized, Non-Mature Communities		5,595	5,474	5,635	5,371	4,869
Acquired Communities		—	—	—	—	—
Redevelopment Communities		625	575	578	570	564
Development Communities		2,014	1,470	962	747	434
Non-Residential / Other (2)		752	1,813	2,405	2,122	1,661
Total		$61,902	$59,487	$60,320	$57,873	$59,063
Net Operating Income
Same-Store Communities		$127,756	$127,237	$122,843	$121,942	$119,092
Stabilized, Non-Mature Communities		10,644	10,218	9,484	8,888	6,920
Acquired Communities		—	—	—	—	—
Redevelopment Communities		2,649	2,550	2,495	2,536	2,461
Development Communities		2,494	508	135	(225)	(415)
Non-Residential / Other (2)		5,397	3,819	2,251	2,512	3,115
Total		$148,940	$144,332	$137,208	$135,653	$131,173
Operating Margin
Same-Store Communities		70.7%	71.7%	70.8%	71.3%	69.8%
Average Physical Occupancy
Same-Store Communities		96.6%	96.9%	96.7%	96.7%	96.9%
Stabilized, Non-Mature Communities		95.8%	95.9%	92.7%	90.2%	89.9%
Acquired Communities		—	—	—	—	—
Redevelopment Communities		94.5%	95.0%	97.1%	98.0%	98.3%
Development Communities		80.5%	53.5%	51.4%	41.2%	20.7%
Other (3)		95.6%	96.3%	96.1%	95.9%	94.6%
Total		96.2%	96.2%	96.2%	95.6%	96.3%
Return on Invested Capital
Same-Store Communities		7.5%	7.5%	7.4%	7.1%	7.0%
Sold and Held for Disposition Communities	1,755
Revenues		$6,923	$8,945	$9,519	$12,578	$13,351
Expenses		2,298	2,845	3,152	4,240	4,720
Net Operating Income/(loss)		$4,625	$6,100	$6,367	$8,338	$8,631
Total	39,405	$153,565	$150,432	$143,575	$143,991	$139,804
Discontinued Operations (4)
Revenues		$—	$—	$—	$—	$21
Expenses		—	—	—	—	11
Net Operating Income/(loss)		$—	$—	$—	$—	$10

(1) See Attachment 16 for definition and other terms.
(2) Primarily non-residential revenue and expense and straight-line adjustment for concessions.
(3) Includes occupancy of Sold and Held for Disposition Communities and Discontinued Operations.
(4) Effective January 1, 2014, UDR prospectively adopted Accounting Standards Update (“ASU”) No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for all communities not previously sold or classified as held for sale. ASU 2014-08 incorporates into the definition of a discontinued operation a requirement that a disposition represent a strategic shift in an entity’s operations, which resulted in UDR no longer classifying the sale of communities as a discontinued operation. 2014 activity included in discontinued operations is related to Grandview, a commercial property classified as held for sale prior to the adoption of the new accounting standard, which was sold in July 2014.

Attachment 6

UDR, Inc.
Same-Store Operating Expense Information (1)
(Dollars in Thousands)
(Unaudited)

	% of 3Q 2015
	SS Operating
Year-Over-Year Comparison	Expenses	3Q 2015	3Q 2014	% Change
Real estate taxes (2)	32.3%	$17,092	$16,889	1.2%
Personnel	24.4%	12,898	13,042	-1.1%
Utilities	16.1%	8,533	8,033	6.2%
Repair and maintenance	14.5%	7,666	7,375	3.9%
Administrative and marketing	6.9%	3,638	3,629	0.2%
Insurance	5.8%	3,089	2,567	20.4%
Same-Store operating expenses (2)	100.0%	$52,916	$51,535	2.7%
Same-Store Homes	34,774

	% of 3Q 2015
	SS Operating
Sequential Comparison	Expenses	3Q 2015	2Q 2015	% Change
Real estate taxes (2)	32.3%	$17,092	$17,596	-2.9%
Personnel	24.4%	12,898	12,540	2.9%
Utilities	16.1%	8,533	7,731	10.4%
Repair and maintenance	14.5%	7,666	6,906	11.0%
Administrative and marketing	6.9%	3,638	3,174	14.6%
Insurance	5.8%	3,089	2,208	39.9%
Same-Store operating expenses (2)	100.0%	$52,916	$50,155	5.5%
Same-Store Homes	34,774

	% of YTD 2015
	SS Operating
Year-to-Date Comparison	Expenses	YTD 2015	YTD 2014	% Change

Real estate taxes (2)	33.8%	$49,300	$48,229	2.2%
Personnel	24.5%	35,750	35,105	1.8%
Utilities	16.4%	23,932	22,989	4.1%
Repair and maintenance	13.9%	20,270	20,108	0.8%
Administrative and marketing	6.5%	9,520	9,471	0.5%
Insurance	4.9%	7,193	6,764	6.3%
Same-Store operating expenses (2)	100.0%	$145,965	$142,666	2.3%

Same-Store Homes	33,495

(1) See Attachment 16 for definitions and other terms.
(2) 3Q15 and YTD 2015 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change would have been as follows:

	3Q 2015 vs. 3Q 2014	3Q 2015 vs. 2Q 2015	YTD 2015 vs. YTD 2014
Real estate taxes	0.7%	-2.8%	1.8%
Same-Store operating expense	2.4%	5.1%	2.1%

Attachment 7(A)

UDR, Inc.
Apartment Home Breakout (1)
Portfolio Overview as of Quarter Ended
September 30, 2015
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabil. / Other (3)	Homes	Homes (4)	(incl. JV) (4)
West Region
Orange County, CA	4,321	493	400	5,214	—	5,214
San Francisco, CA	2,423	—	328	2,751	—	2,751
Seattle, WA	1,727	358	—	2,085	555	2,640
Los Angeles, CA	1,225	—	—	1,225	151	1,376
Monterey Peninsula, CA	1,565	—	—	1,565	—	1,565
Other Southern CA	756	—	119	875	571	1,446
Portland, OR	476	—	—	476	—	476
	12,493	851	847	14,191	1,277	15,468
Mid-Atlantic Region
Metropolitan DC	4,568	256	332	5,156	874	6,030
Baltimore, MD	2,122	—	178	2,300	379	2,679
Richmond, VA	1,358	—	—	1,358	—	1,358
Norfolk, VA	—	—	846	846	—	846
Other Mid-Atlantic	168	—	—	168	—	168
	8,216	256	1,356	9,828	1,253	11,081
Southeast Region
Orlando, FL	2,500	—	—	2,500	—	2,500
Tampa, FL	2,287	—	212	2,499	—	2,499
Nashville, TN	2,260	—	—	2,260	—	2,260
Other Florida	636	—	—	636	—	636
	7,683	—	212	7,895	—	7,895
Northeast Region
New York, NY	1,205	740	—	1,945	710	2,655
Boston, MA	1,179	—	369	1,548	1,302	2,850
Philadelphia, PA	—	—	—	—	290	290
	2,384	740	369	3,493	2,302	5,795
Southwest Region
Dallas, TX	2,725	—	—	2,725	1,382	4,107
Austin, TX	1,273	—	—	1,273	259	1,532
Denver, CO	—	—	—	—	223	223
	3,998	—	—	3,998	1,864	5,862
Totals	34,774	1,847	2,784	39,405	6,696	46,101

Communities	119	6	11	136	28	164

Total Homes (incl. joint ventures) (4)			46,101
Homes in Development, Excluding Completed Homes (5)
Current Pipeline Wholly-Owned			516
Current Pipeline Joint Venture (6)			1,173
Current Pipeline Preferred Equity Investments (6)			1,533
Total expected homes (including development)			49,323

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other, Sold, and Held for Disposition categories on Attachment 5. Excludes development homes not yet completed.
(4) Represents joint venture homes at 100 percent. See Attachment 12 for UDR's joint venture and partnership ownership interests.
(5) See Attachments 9(A) and 9(B) for details of our development communities.
(6) Represents joint venture and preferred equity investment homes at 100 percent. Excludes 218 homes at Steele Creek where we have a participating loan investment. See Attachments 9(A) and 9(B) for UDR's developments and ownership interests.

Attachment 7(B)

UDR, Inc.
Non-Mature Home Summary (1)
Portfolio Overview as of Quarter Ended
September 30, 2015
(Unaudited)

Non-Mature Home Breakout - By Region (includes development homes that have been completed)

		# of	Same-Store			# of	Same-Store
Community	Category	Homes	Date (2)	Community	Category	Homes	Date (2)
West Region				Mid-Atlantic Region
Orange County, CA				Metropolitan D.C.
Los Alisos	Stabilized, Non-Mature	320	1Q16	Domain College Park	Stabilized, Non-Mature	256	4Q15
Beach & Ocean	Stabilized, Non-Mature	173	4Q16	DelRay Tower	Development	332	1Q17

San Francisco, CA				Northeast Region
2000 Post	Redevelopment	328	1Q17	New York, NY
				View 34	Stabilized, Non-Mature	740	1Q16
Seattle, WA
Lightbox	Stabilized, Non-Mature	162	2Q16	Boston, MA
Waterscape	Stabilized, Non-Mature	196	1Q16	100 Pier 4	Development	369	1Q17

				Total		2,876

Non-Mature Home Breakout - By Date (quarter indicates date of Same-Store inclusion)

		# of				# of
Date & Community	Category	Homes		Date & Community	Category	Homes
4Q15				4Q16
Domain College Park	Stabilized, Non-Mature	256		Beach & Ocean	Stabilized, Non-Mature	173

1Q16				1Q17
Los Alisos	Stabilized, Non-Mature	320		2000 Post	Redevelopment	328
Waterscape	Stabilized, Non-Mature	196		DelRay Tower	Development	332
View 34	Stabilized, Non-Mature	740		100 Pier 4	Development	369

2Q16
Lightbox	Stabilized, Non-Mature	162

				Total		2,876

Summary of Non-Mature Home Activity

	Stabilized, Non-Mature	Acquired	Redevelopment	Development	Held for Disposition	Total
Non-Mature Homes at June 30, 2015	2,952	—	328	874	—	4,154
27 Seventy Five Mesa Verde	(964)	—	—	—	—	(964)
Channel @ Mission Bay	(315)	—	—	—	—	(315)
Beach & Ocean	173	—	—	(173)	—	—
View 34	1	—	—	—	—	1
Tamar Meadow	—	—	—	—	178	178
Sugar Mill Creek	—	—	—	—	212	212
Huntington Villas	—	—	—	—	400	400
Ocean Villas	—	—	—	—	119	119
Eastwind	—	—	—	—	200	200
Dominion Waterside At Lynnhaven	—	—	—	—	192	192
Heather Lake	—	—	—	—	252	252
Dominion Yorkshire Downs	—	—	—	—	202	202
Non-Mature Homes at September 30, 2015	1,847	—	328	701	1,755	4,631

(1) See Attachment 16 for definitions and other terms.
(2) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD Same-Store pool.

Attachment 7(C)

UDR, Inc.
Total Revenue Per Occupied Home Summary (1)
Portfolio Overview as of Quarter Ended
September 30, 2015
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabilized (3) (4)	Homes	Homes (5)	(incl. pro rata JV) (5)
West Region
Orange County, CA	$1,998	$2,132	$1,963	$2,007	$—	$2,007
San Francisco, CA	3,282	—	3,522	3,309	—	3,309
Seattle, WA	1,902	1,962	—	1,913	3,494	2,098
Los Angeles, CA	2,530	—	—	2,530	3,567	2,589
Monterey Peninsula, CA	1,377	—	—	1,377	—	1,377
Other Southern CA	1,644	—	1,727	1,656	2,950	1,975
Portland, OR	1,337	—	—	1,337	—	1,337
Mid-Atlantic Region
Metropolitan DC	1,924	1,999	1,962	1,929	2,730	1,974
Baltimore, MD	1,489	—	1,584	1,496	1,775	1,518
Richmond, VA	1,261	—	—	1,261	—	1,261
Norfolk, VA	—	—	1,058	1,058	—	1,058
Other Mid-Atlantic	1,034	—	—	1,034	—	1,034
Southeast Region
Orlando, FL	1,118	—	—	1,118	—	1,118
Tampa, FL	1,216	—	1,134	1,209	—	1,209
Nashville, TN	1,124	—	—	1,124	—	1,124
Other Florida	1,432	—	—	1,432	—	1,432
Northeast Region
New York, NY	3,883	4,560	—	4,138	4,706	4,224
Boston, MA	2,377	—	3,390	2,574	2,378	2,514
Philadelphia, PA	—	—	—	—	3,259	3,259
Southwest Region
Dallas, TX	1,207	—	—	1,207	1,842	1,334
Austin, TX	1,350	—	—	1,350	4,331	1,618
Denver, CO	—	—	—	—	3,147	3,147
Weighted Average	$1,792	$3,062	$1,921	$1,860	$2,838	$1,933

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition communities categories on Attachment 5.
(4) Development revenue per occupied home can be affected by the timing of home deliveries during a quarter and the effects of upfront rental rate concessions on cash-based calculations.
(5) Represents joint ventures at UDR's pro-rata ownership interests. See Attachment 12 for UDR's joint venture and partnership ownership interests.

Attachment 7(D)

UDR, Inc.
Net Operating Income Breakout By Market (1)
September 30, 2015
(Dollars in Thousands)
(Unaudited)

	Three Months Ended September 30, 2015
			Pro-Rata
	Same-Store	Non Same-Store (2)	Share of JVs (3)	Total
Net Operating Income	$127,756	$21,184	$17,890	$166,830

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2015
	As a % of NOI			As a % of NOI
Region	Same-Store	Total	Region	Same-Store	Total
West Region			Southeast Region
Orange County, CA	14.5%	12.8%	Orlando, FL	4.3%	3.3%
San Francisco, CA	13.7%	12.2%	Tampa, FL	4.1%	3.1%
Seattle, WA	5.4%	6.8%	Nashville, TN	4.0%	3.1%
Los Angeles, CA	5.3%	4.3%	Other Florida	1.3%	1.0%
Monterey Peninsula, CA	3.5%	2.7%		13.7%	10.5%
Other Southern CA	2.0%	2.5%	Northeast Region
Portland, OR	1.1%	0.8%	New York, NY	8.2%	13.1%
	45.5%	42.1%	Boston, MA	4.5%	6.6%
			Philadelphia, PA	0.0%	0.8%
Mid-Atlantic Region				12.7%	20.5%
Metropolitan DC	13.3%	12.7%	Southwest Region
Baltimore, MD	4.8%	4.1%	Dallas, TX	4.7%	5.0%
Richmond, VA	2.8%	2.2%	Austin, TX	2.3%	2.3%
Other Mid-Atlantic	0.2%	0.2%	Denver, CO	0.0%	0.4%
	21.1%	19.2%		7.0%	7.7%

			Total	100.0%	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Excludes results from Sold and Held for Disposition Communities.
(3) Includes UDR's pro rata share of joint venture and partnership NOI.

Attachment 8(A)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
September 30, 2015
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	3Q 2015 NOI	3Q 15	3Q 14	Change	3Q 15	3Q 14	Change
West Region
Orange County, CA	4,321	14.5%	95.6%	96.1%	-0.5%	$1,998	$1,867	7.0%
San Francisco, CA	2,423	13.7%	96.1%	97.3%	-1.2%	3,282	2,970	10.5%
Seattle, WA	1,727	5.4%	96.9%	96.9%	0.0%	1,902	1,757	8.3%
Los Angeles, CA	1,225	5.3%	95.7%	95.8%	-0.1%	2,530	2,335	8.4%
Monterey Peninsula, CA	1,565	3.5%	97.2%	97.6%	-0.4%	1,377	1,230	12.0%
Other Southern CA	756	2.0%	95.6%	96.4%	-0.8%	1,644	1,566	5.0%
Portland, OR	476	1.1%	97.2%	98.0%	-0.8%	1,337	1,178	13.5%
	12,493	45.5%	96.2%	96.7%	-0.5%	2,158	1,987	8.6%
Mid-Atlantic Region
Metropolitan DC	4,568	13.3%	96.6%	97.1%	-0.5%	1,924	1,885	2.1%
Baltimore, MD	2,122	4.8%	96.3%	96.4%	-0.1%	1,489	1,459	2.1%
Richmond, VA	1,358	2.8%	95.9%	96.7%	-0.8%	1,261	1,224	3.0%
Other Mid-Atlantic	168	0.2%	97.1%	96.2%	0.9%	1,034	1,029	0.5%
	8,216	21.1%	96.4%	96.8%	-0.4%	1,684	1,649	2.2%
Southeast Region
Orlando, FL	2,500	4.3%	97.0%	96.7%	0.3%	1,118	1,051	6.4%
Tampa, FL	2,287	4.1%	97.0%	96.5%	0.5%	1,216	1,138	6.9%
Nashville, TN	2,260	4.0%	97.4%	97.5%	-0.1%	1,124	1,062	5.8%
Other Florida	636	1.3%	96.7%	96.5%	0.2%	1,432	1,358	5.4%
	7,683	13.7%	97.1%	96.8%	0.3%	1,175	1,107	6.1%
Northeast Region
New York, NY	1,205	8.2%	98.0%	98.0%	0.0%	3,883	3,672	5.7%
Boston, MA	1,179	4.5%	97.0%	96.5%	0.5%	2,377	2,262	5.1%
	2,384	12.7%	97.5%	97.2%	0.3%	3,142	2,982	5.4%
Southwest Region
Dallas, TX	2,725	4.7%	96.9%	97.3%	-0.4%	1,207	1,137	6.2%
Austin, TX	1,273	2.3%	97.7%	97.2%	0.5%	1,350	1,296	4.2%
	3,998	7.0%	97.2%	97.3%	-0.1%	1,253	1,188	5.5%

Total/Weighted Avg.	34,774	100.0%	96.6%	96.9%	-0.3%	$1,792	$1,687	6.2%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(B)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
September 30, 2015
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	3Q 15	3Q 14	Change	3Q 15	3Q 14	Change		3Q 15	3Q 14	Change
West Region
Orange County, CA	4,321	$24,757	$23,264	6.4%	$6,278	$6,148	2.1%		$18,479	$17,116	8.0%
San Francisco, CA	2,423	22,927	21,004	9.2%	5,386	5,323	1.2%		17,541	15,681	11.9%
Seattle, WA	1,727	9,550	8,819	8.3%	2,667	2,634	1.2%		6,883	6,185	11.3%
Los Angeles, CA	1,225	8,898	8,221	8.2%	2,107	2,448	-13.9%		6,791	5,773	17.6%
Monterey Peninsula, CA	1,565	6,285	5,635	11.5%	1,765	1,754	0.6%		4,520	3,881	16.5%
Other Southern CA	756	3,564	3,423	4.1%	1,058	1,065	-0.7%		2,506	2,358	6.3%
Portland, OR	476	1,856	1,648	12.7%	505	514	-1.9%		1,351	1,134	19.2%
	12,493	77,837	72,014	8.1%	19,766	19,886	-0.6%		58,071	52,128	11.4%
Mid-Atlantic Region
Metropolitan DC	4,568	25,470	25,077	1.6%	8,475	7,990	6.1%		16,995	17,087	-0.5%
Baltimore, MD	2,122	9,128	8,954	1.9%	3,018	2,830	6.6%		6,110	6,124	-0.2%
Richmond, VA	1,358	4,925	4,821	2.1%	1,333	1,319	1.0%		3,592	3,502	2.6%
Other Mid-Atlantic	168	506	499	1.4%	208	197	5.7%		298	302	-1.4%
	8,216	40,029	39,351	1.7%	13,034	12,336	5.7%		26,995	27,015	-0.1%
Southeast Region
Orlando, FL	2,500	8,134	7,625	6.7%	2,615	2,558	2.2%		5,519	5,067	8.9%
Tampa, FL	2,287	8,093	7,536	7.4%	2,893	2,923	-1.0%		5,200	4,613	12.7%
Nashville, TN	2,260	7,424	7,021	5.7%	2,289	2,426	-5.7%		5,135	4,595	11.8%
Other Florida	636	2,642	2,500	5.7%	934	906	3.2%		1,708	1,594	7.1%
	7,683	26,293	24,682	6.5%	8,731	8,813	-0.9%		17,562	15,869	10.7%
Northeast Region
New York, NY	1,205	13,758	13,002	5.8%	3,388	2,906	16.6%	(2)	10,370	10,096	2.7%	(2)
Boston, MA	1,179	8,156	7,719	5.7%	2,365	2,244	5.4%		5,791	5,475	5.8%
	2,384	21,914	20,721	5.8%	5,753	5,150	11.7%		16,161	15,571	3.8%
Southwest Region
Dallas, TX	2,725	9,563	9,047	5.7%	3,531	3,274	7.8%		6,032	5,773	4.5%
Austin, TX	1,273	5,036	4,812	4.7%	2,101	2,076	1.1%		2,935	2,736	7.3%
	3,998	14,599	13,859	5.3%	5,632	5,350	5.2%		8,967	8,509	5.4%

Totals	34,774	$180,672	$170,627	5.9%	$52,916	$51,535	2.7%	(2)	$127,756	$119,092	7.3%	(2)

(1) See Attachment 16 for definitions and other terms.
(2) 3Q15 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 2.4% and 7.5%, respectively; and the percent change in New York expense and NOI would have been 7.0% and 4.8%, respectively.

Attachment 8(C)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
September 30, 2015
(Unaudited)

	Total	Same-Store
	Same-Store	Physical Occupancy			Total Revenue per Occupied Home
	Homes	3Q 15	2Q 15	Change	3Q 15	2Q 15	Change
West Region
Orange County, CA	4,321	95.6%	95.5%	0.1%	$1,998	$1,944	2.8%
San Francisco, CA	2,423	96.1%	97.1%	-1.0%	3,282	3,176	3.3%
Seattle, WA	1,727	96.9%	97.3%	-0.4%	1,902	1,836	3.6%
Los Angeles, CA	1,225	95.7%	95.6%	0.1%	2,530	2,453	3.1%
Monterey Peninsula, CA	1,565	97.2%	97.5%	-0.3%	1,377	1,311	5.0%
Other Southern CA	756	95.6%	96.4%	-0.8%	1,644	1,622	1.4%
Portland, OR	476	97.2%	97.5%	-0.3%	1,337	1,268	5.4%
	12,493	96.2%	96.4%	-0.2%	2,160	2,093	3.2%
Mid-Atlantic Region
Metropolitan DC	4,568	96.6%	96.8%	-0.2%	1,924	1,924	0.0%
Baltimore, MD	2,122	96.3%	97.3%	-1.0%	1,489	1,483	0.4%
Richmond, VA	1,358	95.9%	96.9%	-1.0%	1,261	1,236	2.0%
Other Mid-Atlantic	168	97.1%	95.9%	1.2%	1,034	1,037	-0.3%
	8,216	96.4%	96.9%	-0.5%	1,684	1,678	0.4%
Southeast Region
Orlando, FL	2,500	97.0%	97.0%	0.0%	1,118	1,098	1.8%
Tampa, FL	2,287	97.0%	97.0%	0.0%	1,216	1,194	1.8%
Nashville, TN	2,260	97.4%	97.3%	0.1%	1,124	1,103	1.9%
Other Florida	636	96.7%	96.6%	0.1%	1,432	1,427	0.4%
	7,683	97.1%	97.1%	0.0%	1,175	1,155	1.7%
Northeast Region
New York, NY	1,205	98.0%	98.0%	0.0%	3,883	3,805	2.0%
Boston, MA	1,179	97.0%	97.1%	-0.1%	2,377	2,316	2.6%
	2,384	97.5%	97.6%	0.0%	3,142	3,072	2.3%
Southwest Region
Dallas, TX	2,725	96.9%	97.0%	-0.1%	1,207	1,181	2.2%
Austin, TX	1,273	97.7%	97.3%	0.4%	1,350	1,345	0.4%
	3,998	97.2%	97.1%	0.1%	1,253	1,233	1.6%

Total/Weighted Avg.	34,774	96.6%	96.9%	-0.3%	$1,792	$1,755	2.1%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(D)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
September 30, 2015
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	3Q 15	2Q 15	Change	3Q 15	2Q 15	Change		3Q 15	2Q 15	Change
West Region
Orange County, CA	4,321	$24,757	$24,060	2.9%	$6,278	$5,926	5.9%		$18,479	$18,134	1.9%
San Francisco, CA	2,423	22,927	22,420	2.3%	5,386	5,200	3.6%		17,541	17,220	1.9%
Seattle, WA	1,727	9,550	9,253	3.2%	2,667	2,613	2.1%		6,883	6,640	3.7%
Los Angeles, CA	1,225	8,898	8,617	3.3%	2,107	2,267	-7.1%		6,791	6,350	6.9%
Monterey Peninsula, CA	1,565	6,285	5,999	4.8%	1,765	1,603	10.1%		4,520	4,396	2.8%
Other Southern CA	756	3,564	3,547	0.5%	1,058	963	9.9%		2,506	2,584	-3.0%
Portland, OR	476	1,856	1,766	5.1%	505	511	-1.3%		1,351	1,255	7.7%
	12,493	77,837	75,662	2.9%	19,766	19,083	3.6%		58,071	56,579	2.6%
Mid-Atlantic Region
Metropolitan DC	4,568	25,470	25,523	-0.2%	8,475	8,091	4.7%		16,995	17,432	-2.5%
Baltimore, MD	2,122	9,128	9,185	-0.6%	3,018	2,639	14.4%		6,110	6,546	-6.7%
Richmond, VA	1,358	4,925	4,879	0.9%	1,333	1,196	11.4%		3,592	3,683	-2.5%
Other Mid-Atlantic	168	506	501	1.0%	208	196	6.2%		298	305	-2.3%
	8,216	40,029	40,088	-0.2%	13,034	12,122	7.5%		26,995	27,966	-3.5%
Southeast Region
Orlando, FL	2,500	8,134	7,991	1.8%	2,615	2,484	5.3%		5,519	5,507	0.2%
Tampa, FL	2,287	8,093	7,945	1.9%	2,893	2,805	3.1%		5,200	5,140	1.2%
Nashville, TN	2,260	7,424	7,277	2.0%	2,289	2,175	5.2%		5,135	5,102	0.7%
Other Florida	636	2,642	2,631	0.4%	934	954	-2.1%		1,708	1,677	1.8%
	7,683	26,293	25,844	1.7%	8,731	8,418	3.7%		17,562	17,426	0.8%
Northeast Region
New York, NY	1,205	13,758	13,481	2.1%	3,388	3,020	12.2%	(2)	10,370	10,461	-0.9%	(2)
Boston, MA	1,179	8,156	7,955	2.5%	2,365	2,147	10.1%		5,791	5,808	-0.3%
	2,384	21,914	21,436	2.2%	5,753	5,167	11.3%		16,161	16,269	-0.7%
Southwest Region
Dallas, TX	2,725	9,563	9,365	2.1%	3,531	3,260	8.3%		6,032	6,105	-1.2%
Austin, TX	1,273	5,036	4,997	0.8%	2,101	2,105	-0.2%		2,935	2,892	1.5%
	3,998	14,599	14,362	1.7%	5,632	5,365	5.0%		8,967	8,997	-0.3%

Total	34,774	$180,672	$177,392	1.8%	$52,916	$50,155	5.5%	(2)	$127,756	$127,237	0.4%	(2)

(1) See Attachment 16 for definitions and other terms.
(2) 3Q15 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 5.1% and 0.5%, respectively; and the percent change in New York expense and NOI would have been 5.0% and -0.3%, respectively.

Attachment 8(E)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
September 30, 2015
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	YTD 2015 NOI	YTD 15	YTD 14	Change	YTD 15	YTD 14	Change
West Region
Orange County, CA	3,357	11.7%	95.9%	95.2%	0.7%	$1,903	$1,809	5.2%
San Francisco, CA	2,108	11.9%	96.9%	97.2%	-0.3%	2,990	2,732	9.4%
Seattle, WA	1,727	5.6%	97.2%	97.2%	0.0%	1,842	1,723	6.9%
Los Angeles, CA	1,225	5.4%	95.4%	95.5%	-0.1%	2,460	2,317	6.2%
Monterey Peninsula, CA	1,565	3.7%	97.3%	95.5%	1.8%	1,318	1,203	9.6%
Other Southern CA	756	2.2%	96.1%	95.9%	0.2%	1,624	1,537	5.7%
Portland, OR	476	1.1%	97.7%	97.8%	-0.1%	1,277	1,152	10.9%
	11,214	41.6%	96.5%	96.1%	0.4%	2,031	1,896	7.1%
Mid-Atlantic Region
Metropolitan DC	4,568	14.4%	96.7%	96.9%	-0.2%	1,914	1,875	2.1%
Baltimore, MD	2,122	5.3%	96.9%	96.7%	0.2%	1,480	1,453	1.9%
Richmond, VA	1,358	3.0%	96.2%	96.7%	-0.5%	1,241	1,216	2.1%
Other Mid-Atlantic	168	0.3%	95.9%	96.7%	-0.8%	1,027	1,012	1.5%
	8,216	23.0%	96.7%	96.8%	-0.1%	1,673	1,640	2.0%
Southeast Region
Orlando, FL	2,500	4.6%	96.9%	96.8%	0.1%	1,095	1,030	6.3%
Tampa, FL	2,287	4.3%	97.0%	96.4%	0.6%	1,194	1,131	5.6%
Nashville, TN	2,260	4.2%	97.3%	97.4%	-0.1%	1,104	1,051	5.0%
Other Florida	636	1.4%	96.7%	96.4%	0.3%	1,420	1,351	5.1%
	7,683	14.5%	97.0%	96.8%	0.2%	1,154	1,093	5.6%
Northeast Region
New York, NY	1,205	8.7%	98.0%	97.6%	0.4%	3,799	3,610	5.2%
Boston, MA	1,179	4.8%	96.7%	96.4%	0.3%	2,326	2,210	5.2%
	2,384	13.5%	97.4%	97.0%	0.4%	3,075	2,922	5.3%
Southwest Region
Dallas, TX	2,725	5.0%	97.0%	97.1%	-0.1%	1,183	1,127	5.0%
Austin, TX	1,273	2.4%	97.3%	96.9%	0.4%	1,338	1,271	5.3%
	3,998	7.4%	97.1%	97.1%	0.0%	1,233	1,172	5.2%

Total/Weighted Avg.	33,495	100.0%	96.8%	96.6%	0.2%	$1,721	$1,635	5.3%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(F)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
September 30, 2015
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	YTD 15	YTD 14	Change	YTD 15	YTD 14	Change		YTD 15	YTD 14	Change
West Region
Orange County, CA	3,357	$55,136	$52,042	5.9%	$13,463	$13,664	-1.5%		$41,673	$38,378	8.6%
San Francisco, CA	2,108	54,972	50,385	9.1%	12,658	12,665	-0.1%		42,314	37,720	12.2%
Seattle, WA	1,727	27,831	26,028	6.9%	7,834	7,637	2.6%		19,997	18,391	8.7%
Los Angeles, CA	1,225	25,869	24,400	6.0%	6,770	7,504	-9.8%		19,099	16,896	13.0%
Monterey Peninsula, CA	1,565	18,056	16,180	11.6%	5,018	4,901	2.4%		13,038	11,279	15.6%
Other Southern CA	756	10,622	10,026	5.9%	2,908	3,035	-4.2%		7,714	6,991	10.4%
Portland, OR	476	5,345	4,826	10.8%	1,455	1,444	0.8%		3,890	3,382	15.0%
	11,214	197,831	183,887	7.6%	50,106	50,850	-1.5%		147,725	133,037	11.0%
Mid-Atlantic Region
Metropolitan DC	4,568	76,078	74,701	1.8%	24,722	23,920	3.4%		51,356	50,781	1.1%
Baltimore, MD	2,122	27,392	26,833	2.1%	8,364	7,920	5.6%		19,028	18,913	0.6%
Richmond, VA	1,358	14,587	14,370	1.5%	3,820	3,702	3.1%		10,767	10,668	0.9%
Other Mid-Atlantic	168	1,489	1,480	0.6%	594	557	6.8%		895	923	-3.1%
	8,216	119,546	117,384	1.8%	37,500	36,099	3.9%		82,046	81,285	0.9%
Southeast Region
Orlando, FL	2,500	23,876	22,434	6.4%	7,534	7,237	4.1%		16,342	15,197	7.5%
Tampa, FL	2,287	23,838	22,449	6.2%	8,457	8,187	3.3%		15,381	14,262	7.9%
Nashville, TN	2,260	21,846	20,813	5.0%	6,780	6,626	2.3%		15,066	14,187	6.2%
Other Florida	636	7,860	7,455	5.4%	2,774	2,607	6.5%		5,086	4,848	4.9%
	7,683	77,420	73,151	5.8%	25,545	24,657	3.6%		51,875	48,494	7.0%
Northeast Region
New York, NY	1,205	40,377	38,214	5.7%	9,332	8,740	6.8%	(2)	31,045	29,474	5.3%	(2)
Boston, MA	1,179	23,865	22,603	5.6%	6,914	6,501	6.4%		16,951	16,102	5.3%
	2,384	64,242	60,817	5.6%	16,246	15,241	6.6%		47,996	45,576	5.3%
Southwest Region
Dallas, TX	2,725	28,151	26,836	4.9%	10,258	9,908	3.5%		17,893	16,928	5.7%
Austin, TX	1,273	14,917	14,113	5.7%	6,310	5,911	6.7%		8,607	8,202	5.0%
	3,998	43,068	40,949	5.2%	16,568	15,819	4.7%		26,500	25,130	5.5%

Totals	33,495	$502,107	$476,188	5.4%	$145,965	$142,666	2.3%	(2)	$356,142	$333,522	6.8%	(2)

(1) See Attachment 16 for definitions and other terms.
(2) 2015 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 2.1% and 7.0%, respectively; and the percent change in New York expense and NOI would have been 3.0% and 7.8%, respectively.

Attachment 8(G)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
September 30, 2015
(Unaudited)

	Effective New Lease Rate Growth	Effective Renewal Lease Rate Growth	Annualized Turnover
	3Q 2015	3Q 2015	3Q 2015	3Q 2014	YTD 2015	YTD 2014
West Region
Orange County, CA	8.0%	7.6%	71.5%	66.9%	61.4%	60.0%
San Francisco, CA	11.3%	10.1%	71.6%	59.3%	58.2%	50.7%
Seattle, WA	13.1%	10.0%	65.2%	63.6%	54.9%	53.3%
Los Angeles, CA	10.4%	10.1%	67.4%	61.5%	54.0%	53.3%
Monterey Peninsula, CA	18.1%	14.0%	68.7%	60.1%	55.2%	48.3%
Other Southern CA	3.5%	5.6%	77.7%	67.7%	63.8%	61.2%
Portland, OR	20.5%	12.8%	65.9%	61.7%	56.5%	53.9%

Mid-Atlantic Region
Metropolitan DC	0.8%	4.1%	57.8%	55.0%	47.2%	45.2%
Baltimore, MD	-0.6%	5.3%	70.5%	69.6%	52.7%	55.0%
Richmond, VA	1.4%	5.8%	69.0%	65.7%	58.3%	59.2%
Other Mid-Atlantic	1.4%	5.0%	44.9%	87.4%	52.5%	62.9%

Southeast Region
Tampa, FL	8.2%	7.6%	63.8%	66.1%	57.1%	56.6%
Orlando, FL	11.5%	7.2%	61.3%	72.2%	53.8%	56.4%
Nashville, TN	9.3%	6.3%	64.6%	64.1%	57.2%	57.0%
Other Florida	4.1%	5.6%	48.0%	53.0%	46.5%	50.5%

Northeast Region
New York, NY	9.0%	6.3%	51.4%	50.4%	43.2%	45.9%
Boston, MA	6.1%	6.6%	56.9%	61.2%	48.5%	47.5%

Southwest Region
Dallas, TX	6.7%	6.9%	71.3%	61.7%	58.7%	56.0%
Austin, TX	6.3%	6.1%	58.9%	63.9%	50.3%	54.2%

Total/Weighted Avg.	7.6%	7.3%	65.1%	62.9%	54.7%	53.6%

Percentage of Total Repriced Homes	53.3%	46.7%

	3Q 2015	3Q 2014
Total Combined New and Renewal Lease Rate Growth	7.5%	4.8%

(1) See Attachment 16 for definitions and other terms.

Attachment 9(A)

UDR, Inc.
Development Summary (1) (2)
September 30, 2015
(Dollars in Thousands)
(Unaudited)
Wholly-Owned

									Schedule			Percentage
		# of	Compl.	Cost to	Budgeted	Est. Cost		Project		Initial
Community	Location	Homes	Homes	Date	Cost	per Home		Debt	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
Pacific City	Huntington Beach, CA	516	—	$104,080	$342,000	$663		$—	2Q15	2Q17	1Q18	—	—
Total		516	—	$104,080	$342,000	$663		$—

Completed Projects, Non-Stabilized

100 Pier 4 (3)	Boston, MA	369	369	$213,235	$217,700	$590	(4)	$—	4Q12	1Q15	2Q15	92.4%	90.0%
DelRay Tower (5)	Alexandria, VA	332	332	126,109	127,000	383		—	3Q11	3Q14	4Q14	93.1%	91.6%
Total - Wholly Owned		1,217	701	$443,424	$686,700	$564		$—

Net Operating Income From Wholly-Owned Projects									Capitalized Interest for Current Development Projects
		3Q 2015							3Q 15	3Q 14	YTD 15	YTD 14
Projects Under Construction		$(56)							$949	$2,999	$4,712	$8,159
Completed, Non-Stabilized		2,550
Total		$2,494

Unconsolidated Joint Ventures and Partnerships (10)
									Schedule			Percentage
		Own.	# of	Compl.	Cost to	Budgeted		Project		Initial
Community	Location	Interest	Homes	Homes	Date (6)	Cost		Debt	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
399 Fremont	San Francisco, CA	51%	447	—	$265,472	$317,700	(7)	$85,833	1Q14	1Q16	3Q16	—	—
Residences at 2801 Kelvin	Irvine, CA	50%	381	—	68,075	125,000		6,538	3Q14	3Q16	1Q17	—	—
3033 Wilshire	Los Angeles, CA	50%	190	—	47,559	107,000	(8)	—	4Q14	4Q16	1Q17	—	—
Domain Mountain View	Mountain View, CA	50%	155	—	34,245	99,000	(9)	—	1Q15	1Q17	2Q17	—	—
Total			1,173	—	$415,351	$648,700		$92,371

Completed Projects, Non-Stabilized
N/A	N/A	—	—	—	$—	$—		$—	N/A	N/A	N/A	—	—
Total - Unconsolidated Joint Ventures and Partnerships			1,173	—	$415,351	$648,700		$92,371

Projected Weighted Average Stabilized Yield on Development Projects Over Respective Market Cap Rates:					150-200 bps

(1) See Attachment 16 for definitions and other terms.
(2) The development summary above includes all communities under development that UDR wholly owns or owns an interest in through an unconsolidated joint venture.
(3) The developer will have the opportunity to earn an additional contingent developer fee, which will be determined by meeting a specific revenue hurdle during the 24 months after final completion.
(4) Includes 11,000 square feet of retail space.
(5) Project encompasses the complete redevelopment of the former 187 homes combined with the development of an additional 145 homes and 10,000 square feet of retail space.
(6) Cost to Date includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(7) Includes 3,800 square feet of retail space.
(8) Includes 5,500 square feet of retail space.
(9) Includes 4,500 square feet of retail space.
(10) Unconsolidated developments are presented at 100%.

Attachment 9(B)

UDR, Inc.
Preferred Equity and Participating Loan Investments (1)
September 30, 2015
(Dollars in Thousands)
(Unaudited)
Preferred Equity Investments

						UDR	UDR
		Own.	# of	Compl.	Going-in	Investment	Share of	Schedule			Percentage
Community	Location	Interest	Homes	Homes	Valuation	Cost	Debt	Start	Compl.	Stabilization	Leased	Occupied
Projects Under Construction

West Coast Development JV (2)
8th & Republican (3)(4)	Seattle, WA	48%	211	—	$97,020	$23,971	$10,499	3Q14	1Q16	1Q17	—	—
Katella Grand I	Anaheim, CA	49%	399	—	137,935	34,268	19,565	4Q13	1Q16	1Q17	10.5%	—
CityLine (5)	Seattle, WA	49%	244	—	80,360	20,214	10,074	3Q14	2Q16	3Q16	3.3%	—
12th & Olive (3)(6)	Los Angeles, CA	47%	293	—	129,360	33,698	8,033	2Q14	3Q16	4Q17	—	—
Katella Grand II	Anaheim, CA	49%	386	—	114,660	17,441 (7)	4,409	4Q14	2Q17	2Q18	—	—
Total			1,533	—	$559,335	$129,592	$52,580

Completed Projects, Non-Stabilized
N/A	N/A	—	—	—	$—	$—	$—	N/A	N/A	N/A	—	—
Total - Preferred Equity Investments			1,533	—	$559,335	$129,592	$52,580

Participating Loan Investment

			# of	Compl.	Cost to	Budgeted	Loan	Loan
Community	Location		Homes	Homes	Date (10)	Cost	Commitment	Balance (10)	Leased	Occupied
Steele Creek (8)(9)	Denver, CO		218	218	$105,940	$109,950	$93,458	$89,498	79.8%	70.2%
Total			218	218	$105,940	$109,950	$93,458	$89,498

(1) See Attachment 16 for definitions and other terms.
(2) In May 2015, UDR agreed to pay $136 million, net of debt, to acquire a 48% weighted average ownership interest in a $559 million, West Coast Development joint venture consisting of five communities in various stages of construction. UDR receives a 6.5% preferred return on our equity investment cost until stabilization. Our partner assumes all economics until stabilization. Upon stabilization, economics will be shared between UDR and our partner. UDR has the option to purchase each property at a fixed price one year after completion at an all-in option price of $597 million. A community is considered stabilized when it reaches 80% occupancy for ninety consecutive days.

(3) A small ownership interest in 8th & Republican and 12th & Olive is held by an additional co-investor.
(4) Includes 13,600 square feet of retail space.
(5) UDR will have an option to acquire an interest in the second phase that is adjacent to the first phase.
(6) Includes 15,500 square feet of retail space.
(7) Excludes $6.7 million expected to be funded in 4Q15.
(8) Includes 17,000 square feet of retail space. Refer to Attachment 12 for terms of our participating loan investment.
(9) UDR's participating loan is reflected as investment in and advances to unconsolidated joint ventures on the Consolidated Balance Sheets and net income/(loss) from unconsolidated entities on the Consolidated Statements of Operations in accordance with GAAP. UDR has the option to purchase the property 25 months after completion of construction and we receive 50% of the value created from the project upon acquisition of the community or sale to a third party.

(10) Cost to date includes accruals for costs incurred, but not yet paid as of the end of the period. Loan balance includes only amounts funded plus interest accrued at 6.5% prior to the period end.

Attachment 10

UDR, Inc.
Redevelopment Summary (1)
September 30, 2015
(Dollars in Thousands)
(Unaudited)
Wholly-Owned
			Sched.
		# of	Redev.	Compl.	Cost to	Budgeted	Est. Cost	Schedule				Percentage
Community	Location	Homes	Homes	Homes	Date	Cost (2)	per Home	Acq.	Start	Compl.	Same-Store (3)	Leased	Occupied
Projects in Redevelopment

2000 Post	San Francisco, CA	328	(4)	(4)	$7,383	$15,000	(4)	4Q98	1Q15	1Q16	1Q17	96.0%	95.4%
Total		328	—	—	$7,383	$15,000	$—

Completed Redevelopments, Non-Stabilized

N/A	N/A	—	—	—	$—	$—	$—	N/A	N/A	N/A	N/A	—	—
Total - Wholly Owned		328	—	—	$7,383	$15,000	$—

							Capitalized Interest for Current Redevelopment Projects

								3Q 15	3Q 14	YTD 15	YTD 14
Projected Weighted Average Return on Incremental Capital Invested:		7.0% to 9.0%						$49	$—	$88	$—

(1) See Attachment 16 for definitions and other terms.
(2) Represents UDR's incremental capital invested in the projects.
(3) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD same-store pool.
(4) 2000 Post redevelopment project will not impact the individual homes. The project includes renovation of building exteriors, corridors, and common area amenities.

Attachment 11

UDR, Inc.
Land Summary (1)
September 30, 2015
(Dollars in Thousands)
(Unaudited)

		UDR Ownership	Real Estate	UDR Pro-Rata
Parcel	Location	Interest	Cost Basis	Cost Basis	Status Update (2)

						Design	Hold for Future
					Entitlements	Development	Development
Wholly-Owned
7 Harcourt (3)	Boston, MA	100%	$6,348	$6,348	Complete	In Process
Vitruvian Park®	Addison, TX	100%	13,818	13,818	Complete		In Process
345 Harrison Street	Boston, MA	100%	37,859	37,859	Complete	In Process
Total			$58,025	$58,025

			Real Estate	UDR Pro-Rata
			Cost Basis	Cost Basis
Consolidated Joint Ventures
3032 Wilshire	Santa Monica, CA	95%	$12,599	$11,969	In Process
2919 Wilshire	Santa Monica, CA	95%	8,306	7,891	In Process
Total			$20,905	$19,860

			Real Estate	UDR Pro-Rata
			Cost Basis (4)	Cost Basis (4)
Unconsolidated Joint Ventures and Partnerships
UDR/MetLife I - 3 parcels (5)	Various	5%	$70,441	$3,463	In Process		In Process
UDR/MetLife Land - 8 parcels (6)	Various	50%	89,228	44,632	Complete	In Process	In Process
Total			$159,669	$48,095

Total			$238,599	$125,980

(1) See Attachment 16 for definitions and other terms.
(2) Pursuing Entitlements: During this phase the Company is actively pursuing the necessary approvals for the rights to develop multifamily and/or mixed use communities.
       Design Development: During this phase the Company is actively working to complete architectural and engineering documents in preparation for the commencement of construction of multifamily and/or mixed uses communities.

Hold for Future Development: Entitled and/or unentitled land sites that the Company holds for future development.
(3) Land is adjacent to UDR's Garrison Square community.
(4) Cost basis includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(5) Parcels are located in Bellevue, WA; Los Angeles, CA; and Dublin, CA.
(6) Includes 6 parcels in Addison, TX and 2 parcels in Los Angeles, CA.

Attachment 12

UDR, Inc.
Unconsolidated Joint Venture Summary (1)
September 30, 2015
(Dollars in Thousands)
(Unaudited)
Portfolio Characteristics

		# of			Physical	Total Rev. per	Net Operating Income
	Property	Comm. /	# of	Own.	Occupancy	Occ. Home	UDR's Share		Total
Joint Venture and Partnerships	Type	Parcels	Homes (7)	Interest	3Q 15	3Q 15 (1)	3Q 2015	YTD 2015	YTD 2015 (2)
UDR / MetLife
Operating communities	Various	22	5,230	50%	96.1%	$2,918	$15,347	$45,602	$91,204
Stabilized, Non-Mature	Various	3	806	(3)	95.0%	2,457	1,555	4,974	9,872
Development communities	Various	4	—	(4)	—	—	(12)	(25)	(49)
Land parcels		11	—	(5)	—	—	(32)	(83)	(315)
UDR / KFH	High-rise	3	660	30%	96.7%	2,546	1,032	3,093	10,310
Total/Weighted Average		43	6,696		96.0%	$2,838	$17,890	$53,561	$111,022

Balance Sheet Characteristics and Returns

	Gross Book Value				Weighted
	of JV Real	Total	UDR's Equity		Avg. Debt	Debt	Returns (8)
Joint Venture and Partnerships	Estate Assets (6)	Project Debt (6)	Investment		Interest Rate	Maturities	ROIC	ROE
UDR / MetLife
Operating communities	$2,244,475	$1,171,792	$415,871		4.4%	2018-2023
Stabilized, Non-Mature	279,249	157,389	49,375		4.0%	2018-2025
Development communities	427,545	92,371	147,446		2.1%	2018
Land parcels	179,272	—	65,654		N/A	N/A
UDR / KFH	284,079	164,829	18,308		3.0%	2016-2025
Total/Weighted Average	$3,414,620	$1,586,381	$696,654		4.1%		5.9%	7.6%

Same-Store Unconsolidated Joint Venture Growth

	Same-Store
	Joint Venture	3Q 2015 vs. 3Q 2014 Growth				3Q 2015 vs. 2Q 2015 Growth
Joint Venture	Communities (6)	Revenue	Expense	NOI		Revenue	Expense	NOI
UDR / MetLife	22	4.6%	6.9%	3.6%		0.8%	0.2%	1.1%
UDR / KFH	3	-1.4%	5.8%	-4.1%		1.3%	2.2%	0.9%
Total/Average	25	4.0%	6.8%	2.8%		0.8%	0.4%	1.1%

				NOI				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				3.1%				1.1%

	Same-Store
	Joint Venture	YTD 2015 vs. YTD 2014 Growth
Joint Venture	Communities (6)	Revenue	Expense	NOI
UDR / MetLife	22	4.6%	6.2%	3.9%
UDR / KFH	3	-1.5%	5.3%	-4.1%
Total/Average	25	4.0%	6.1%	3.1%

				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				3.4%

Participating Loan Investment						Income from Participating
		Interest	Years to			Loan Investment		Upside
	UDR's Investment	Rate	Maturity			3Q 2015	YTD 2015	Participation
Steele Creek (9)	$89,498	6.5%	1.8			$1,458	$3,964	50%

Preferred Equity Investment						Income from Preferred
	UDR's Equity	Preferred				Equity Investment
	Investment (10)	Return				3Q 2015	YTD 2015 (11)
West Coast Development JV (9)	$135,773	6.5%				$2,086	$3,038

(1) See Attachment 16 for definitions and other terms.
(2) Represents NOI at 100 percent for the period ended September 30, 2015.
(3) Includes Fiori on Vitruvian Park® of which UDR owns 50.0%, 13th & Market of which UDR owns 51.0% and 717 Olympic of which UDR owns 50.0%.
(4) Includes 399 Fremont of which UDR owns 51.0%, Residences at 2801 Kelvin of which UDR owns 50.1%, 3033 Wilshire of which UDR owns 50.0% and Domain Mountain View of which UDR owns 50.1%.
(5) See summary of unconsolidated land parcels on Attachment 11.
(6) Joint ventures and partnerships represented at 100 percent.
(7) Includes homes completed for the period ended September 30, 2015.
(8) Excludes non-stabilized developments.
(9) See Attachment 9(B) for additional details of our participating loan and preferred equity investments.
(10) UDR's equity investment of $135.8 million is inclusive of outside basis and our accrued preferred return, which differs from our upfront investment cost of $129.6 million in Attachment 9(B).
(11) Excludes $1.5 million of acquisition-related costs related to UDR's share of the West Coast Development joint venture's transaction expenses.

Attachment 13

UDR, Inc.
Acquisitions and Dispositions Summary
September 30, 2015
(Dollars in Thousands)
(Unaudited)

				Post
			Prior	Transaction
			Ownership	Ownership				# of	Price per
Date of Purchase	Community	Location	Interest	Interest	Price (1)	Debt (1)		Homes	Home

Acquisitions - Wholly-Owned

Feb-15	1745 Shea Center I (2)	Highlands Ranch, CO	0%	100%	$24,059	$24,059		—	$—
					$24,059	$24,059		—	$—

Acquisitions - Wholly-Owned Land

None

Acquisitions - Joint Ventures

May-15	West Coast Development JV	Various	0%	48%	$559,335	$277,476	(3)	1,533	$365
					$559,335	$277,476		1,533	$365

Acquisitions - Joint Ventures - Land

None

				Post
			Prior	Transaction
			Ownership	Ownership				# of	Price per
Date of Sale	Community	Location	Interest	Interest	Price (1)	Debt (1)		Homes	Home

Dispositions - Wholly-Owned

May-15	Bay Meadows	Clearwater, FL	100%	0%	$34,150	$—		276	$124
Jun-15	The Canopy Apartment Villas	Orlando, FL	100%	0%	30,540	—		296	103
Jun-15	Andover Park	Beaverton, OR	100%	0%	45,250	16,818		240	189
					$109,940	$16,818		812	$135

Dispositions - Joint Ventures

Jan-15	Texas JV - 8 operating communities	Various	20%	0%	$400,300	$219,588		3,359	$119
					$400,300	$219,588		3,359	$119

Dispositions - Wholly-Owned Land

None

Dispositions - Joint Ventures Land

None

(1) Price represents 100% of the value of assets. Debt represents 100% of the asset's indebtedness.
(2) Includes approximately 120,000 square feet of office space, which is 40% occupied by UDR's corporate headquarters.
(3) Debt represents maximum debt of the joint venture at 100% upon completion of construction. See Attachment 9(B) for additional details.

Attachment 14

UDR, Inc.
Capital Expenditure and Repair and Maintenance Summary (1)
September 30, 2015
(Dollars in Thousands)
(Unaudited)

		Three Months		Nine Months
	Weighted Avg.	Ended	Cost	Ended	Cost
Category (Capitalized)	Useful Life (yrs) (2)	September 30, 2015	per Home	September 30, 2015	per Home
Capital Expenditures for Consolidated Homes (3)
Average number of homes (4)		38,703		39,009
Recurring Cap Ex
Asset preservation
Building interiors	5 - 20	$4,272	$110	$10,679	$274
Building exteriors	5 - 20	3,743	97	8,062	207
Landscaping and grounds	10	1,713	44	3,259	84
Total asset preservation		9,728	251	22,000	564
Turnover related	5	3,966	102	9,048	232
Total Recurring Cap Ex		13,694	353	31,048	796
Revenue Enhancing Cap Ex (5)
Kitchen & Bath		4,169	108	8,914	229
Revenue Enhancing		5,502	142	18,064	463
Total Revenue Enhancing Cap Ex	5 - 20	9,671	250	26,978	692

Total Recurring and Revenue Enhancing Cap Ex		$23,365	$603	$58,026	$1,488

One-Time Infrastructure Cap Ex	5 - 35	$762	$—	$2,553	$—

		Three Months		Nine Months
		Ended	Cost	Ended	Cost
Category (Expensed)		September 30, 2015	per Home	September 30, 2015	per Home
Repair and Maintenance for Consolidated Homes
Average number of homes (4)		38,703		39,009
Contract services		$4,621	$119	$13,270	$340
Turnover related expenses		1,162	30	3,007	77
Other Repair and Maintenance
Building interiors		1,955	51	5,022	129
Building exteriors		485	13	1,183	30
Landscaping and grounds		199	5	858	22
Total		$8,422	$218	$23,340	$598

(1) See Attachment 16 for definitions and other terms.
(2) Weighted average useful life of capitalized expenses for the nine months ended September 30, 2015.
(3) Excludes redevelopment capital.
(4) Average number of homes is calculated based on the number of homes outstanding at the end of each month.
(5) Revenue enhancing capital expenditures were incurred at specific apartment communities in conjunction with UDR's overall capital expenditure plan.

Attachment 15

UDR, Inc.
Full-Year 2015 Guidance (1)
September 30, 2015
(Unaudited)

FFO and AFFO per Share Guidance
	4Q 2015	Full Year 2015
FFO per common share and unit, diluted	$0.40 to $0.42	$1.65 to $1.67
FFO As Adjusted per common share and unit, diluted	$0.41 to $0.43	$1.65 to $1.67
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.36 to $0.38	$1.49 to $1.51
Annualized dividend per share		$1.11

Same-Store Guidance		Full Year 2015
Revenue growth		5.25% to 5.50%
Expense growth		2.75% to 3.00%
NOI growth		6.25% to 6.75%
Physical occupancy		96.5%
Same-Store homes		33,495

Sources of Funds ($ in millions)		Full Year 2015
Sales Proceeds and Debt and Equity Issuances		$1,750 to $1,850
Construction Loan Proceeds		$80 to $100

Uses of Funds ($ in millions)		Full Year 2015
Debt maturities (weighted average interest rate of 5.5%)		$516
Development and redevelopment spending		$300 to $350
Acquisitions		$1,080 to $1,100

Other Additions/(Deductions) ($ in millions except per home amounts)		Full Year 2015
Interest		($120) to ($125)
General and administrative, gross (2)		($54) to ($56)
Tax benefit for TRS		$3
Total joint venture FFO, Including fee income		$56 to $60
Non-recurring items:
Disposition-related FFO		$10
Acquisition-related costs		$2.5 to $3
Long-term incentive plan transition costs		$3 to $4
Average stabilized homes		40,000
Recurring capital expenditures per home		$1,150
Revenue enhancing capital expenditures		$20 to $25
Kitchen & Bath capital expenditures		$5 to $10
One-time infrastructure capital expenditures		$3 to $5

(1) See Attachment 16 for definitions and other terms.
(2) Includes an estimated $15 million of long-term incentive plan compensation expense, including $3.5 million related to program transition expense.

Attachment 16(A)

UDR, Inc.
Definitions and Reconciliations
September 30, 2015
(Unaudited)

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to UDR, Inc. to AFFO is provided on Attachment 2.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Discontinued Operations:  Effective January 1, 2014, UDR prospectively adopted Accounting Standards Update (“ASU”) No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for all communities not previously sold or classified as held for sale. ASU 2014-08 incorporates into the definition of a discontinued operation a requirement that a disposition represent a strategic shift in an entity’s operations, which resulted in UDR no longer classifying the sale of communities as a discontinued operation. Communities that meet the criteria to be classified as held for disposition subsequent to the adoption of ASU 2014-08 are presented as held for disposition in the Consolidated Balance Sheet for the current period, but do not meet the criteria to be classified as discontinued operations in accordance with ASU 2014-08.

Prior to the prospective adoption of ASU 2014-08, FASB ASC Subtopic 205.20, required, among other things, that the primary assets and liabilities and the results of operations of UDR’s real properties that have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR’s Consolidated Statements of Operations and Consolidated Balance Sheets. Consequently, the primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition prior to January 1, 2014 are accounted for as discontinued operations for all periods presented.  This presentation does not have an impact on net income available to common stockholders, it only results in the reclassification of the operating results within the Consolidated Statements of Operations for the period ended September 30, 2014, and the reclassification of the assets and liabilities within the Consolidated Balance Sheet as of December 31, 2014.

During the twelve months ended December 31, 2014, UDR sold one commercial property that was classified as real estate held for disposition prior to the adoption of ASU 2014-08 and is therefore presented as a discontinued operation. The results of operations for these properties are classified on the Consolidated Statements of Operations on Attachment 1 of the Company's quarterly supplemental disclosure in the line item entitled “Income from discontinued operations, net of tax”.

In thousands	3Q 2015	3Q 2014	YTD 2015	YTD 2014
Rental income	$—	$21	$—	$147
Rental expenses	—	11	—	225
Property management	—	1	—	4
Real estate depreciation	—	—	—	—
Other operating expenses	—	3	—	21
Non-property (income)/expense	—	—	—	—
Total expenses	—	15	—	250
Income before net impairment of real estate held for disposition and net gain on the sale of depreciable property	—	6	—	(103)
Net gain on the sale of depreciable property, net of tax	—	75	—	75
Income tax benefit/(expense)	—	(2)	—	38
Income/(loss) from discontinued operations, net of tax	$—	$79	$—	$10

Effective New Lease Rate Growth:  The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth:  The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion:  The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio:  The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Funds From Operations as Adjusted attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to UDR, Inc. to FFO as Adjusted is provided on Attachment 2.

Attachment 16(B)

UDR, Inc.
Definitions and Reconciliations
September 30, 2015
(Unaudited)

Funds From Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to UDR, Inc. to FFO is provided on Attachment 2.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio:  The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands		3Q 2015	YTD 2015
Income/(loss) from unconsolidated entities		$2,691	$61,277
Management fee		1,012	2,996
Interest expense		8,039	23,664
Depreciation		9,396	29,263
General and administrative		377	910
Other income/expense		(3,625)	(5,476)
Gain on sale		—	(59,073)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest		$17,890	$53,561

JV Return on Equity ("ROE"):  The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"):  The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Debt to EBITDA:  The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Net income/(loss) attributable to UDR, Inc.	$13,291	$86,855	$73,822	$65,417	$40,549
Property management	5,988	5,851	5,694	5,668	5,598
Other operating expenses	2,639	1,769	1,766	2,174	2,009
Real estate depreciation and amortization	90,568	90,344	88,777	91,406	89,339
Interest expense	30,232	29,673	28,800	32,792	33,087
Casualty-related (recoveries)/charges, net	541	843	996	41	—
General and administrative	15,824	13,721	12,152	11,722	11,554
Tax provision/(benefit), net (includes valuation adjustment)	(633)	(1,404)	(425)	(7,087)	(2,492)
Income/(loss) from unconsolidated entities	(2,691)	573	(59,159)	2,074	939
Interest and other income, net	(402)	(382)	(360)	44	(9,061)
Joint venture management and other fees	(3,653)	(3,098)	(12,706)	(3,445)	(3,165)
Other depreciation and amortization	1,457	1,700	1,623	2,117	1,385
(Income)/loss from discontinued operations, net of tax	—	—	—	—	(79)
(Gain)/loss on sale of real estate owned, net of tax	—	(79,042)	—	(61,267)	(31,302)
Net income/(loss) attributable to noncontrolling interests	404	3,029	2,595	2,335	1,443
Total consolidated NOI	$153,565	$150,432	$143,575	$143,991	$139,804

Attachment 16(C)

UDR, Inc.
Definitions and Reconciliations
September 30, 2015
(Unaudited)

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other:  The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities:  The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested:  The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project’s annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities:  The Company defines Sold Communities as those communities that previously met the criteria for discontinued operations and were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments:  Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis.  Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on Attachment 16(B), is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management’s expectations for the Company’s overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.

Total Revenue per Occupied Home:  The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS:  The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

YTD Same-Store ("SS") Communities:  The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Attachment 16(D)

UDR, Inc.
Definitions and Reconciliations
September 30, 2015
(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2015 and fourth quarter of 2015 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full Year 2015
	Low	High
Forecasted earnings per diluted share	$0.79	$0.81
Conversion from GAAP share count	(0.08)	(0.08)
Net (gain)/loss on the sale of depreciable property, excluding TRS	(0.50)	(0.50)
Depreciation	1.45	1.45
Noncontrolling Interests	(0.02)	(0.02)
Preferred Dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$1.65	$1.67
Disposition-related FFO	(0.03)	(0.03)
Long-term incentive plan transition costs	0.01	0.01
Acquisition-related and other costs	0.01	0.01
Casualty-related (recoveries)/charges	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	$1.65	$1.67
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	$1.49	$1.51

	4Q 2015
	Low	High
Forecasted earnings per diluted share	$0.06	$0.08
Conversion from GAAP share count	(0.02)	(0.02)
Depreciation	0.36	0.36
Forecasted FFO per diluted share and unit	$0.40	$0.42
Disposition-related FFO	—	—
Long-term incentive plan transition costs	—	—
Acquisition-related and other costs	—	—
Casualty-related (recoveries)/charges	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	$0.41	$0.43
Recurring capital expenditures	(0.05)	(0.05)
Forecasted AFFO per diluted share and unit	$0.36	$0.38

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